                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                     COLLINS & AIKMAN FLOORCOVERINGS, INC.



          FIRST:  The name of the corporation is Collins & Aikman
          -----
Floorcoverings, Inc. (sometimes hereinafter referred to as the "Corporation").

          SECOND:  The address of the Corporation's registered office in the
          ------
State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH:  The total number of shares of stock which the Corporation is
          ------
authorized to issue is One Thousand (1,000) shares of Common Stock, par value $.01 per share.

          FIFTH:  The business and affairs of the corporation shall be managed
          -----
by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

          SIXTH:  In furtherance and not in limitation of the powers conferred
          -----
by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

          SEVENTH:  The Corporation reserves the right to amend, alter or repeal
          -------
any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

          EIGHTH:  A director of the Corporation shall not be personally liable
          ------
to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          NINTH:  The incorporator is John F. Grossbauer, whose mailing address
          -----
is 8320 University Executive Park, Suite 102, Charlotte, North Carolina 28262.

          I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation and, accordingly, have hereto set my hand this 24th day of January, 1995.


                                        /s/ John F. Grossbauer
                                        ----------------------
                                          John F. Grossbauer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     COLLINS & AIKMAN FLOORCOVERINGS, INC.
                      BEFORE RECEIPT OF PAYMENT FOR STOCK



          Collins & Aikman Floorcoverings, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

          FIRST:   The corporation has not received any payment for any of its
          -----
stock.


          SECOND:  The amendment set forth below to the Corporation's
          ------
certificate of incorporation was duly adopted by the sole incorporator of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, no directors having been named in the original certificate of incorporation and no directors having yet been elected and qualified.

          Article FIRST shall be amended to read in its entirety as follows:


               FIRST:  The name of the corporation is Collins & Aikman Floor
               -----
          Coverings, Inc. (sometimes hereinafter referred to as the "Corporation").

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 25th day of January, 1995.


                          Collins & Aikman Floorcoverings, Inc.



                          By: /s/ John F. Grossbauer
                             ----------------------------------
                                        Incorporator